Filed Pursuant to Rule 424(b)(5)
Registration No. 333-230471

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 22, 2019)

U.S. Well Services, Inc.

14,180,375 shares of Class A Common Stock

We are offering 14,180,375 shares of our Class A common stock, par value $0.0001 per share, which we refer to as our Class A common stock, to several institutional investors pursuant to this prospectus supplement and the accompanying prospectus and a securities purchase agreement with such investors.

In a concurrent private placement, we are selling to the purchasers of the shares of our Class A common stock offered under this prospectus supplement warrants to purchase up to an aggregate of 14,180,375 shares of our Class A common stock (collectively, the “Warrants”). The Warrants and the shares of our Class A common stock issuable upon the exercise of the Warrants are not being registered under the Securities Act of 1933, as amended, (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “USWS.” The Warrants being issued in the concurrent private placement are not listed on any securities exchange and we do not expect to list the Warrants. On March 8, 2022, the closing price for our Class A common stock, as reported on The Nasdaq Capital Market, was $1.75 per share.

We retained H.C. Wainwright & Co., LLC as our exclusive placement agent to use its reasonable best efforts to solicit offers to arrange for the sale of the Class A common stock offered by this prospectus supplement. The placement agent has no obligation to buy any of the shares of Class A common stock from us or to arrange for the purchase or sale of any specific number or dollar amount of the shares of Class A common stock pursuant to this prospectus supplement or the accompanying prospectus, nor are we requiring any minimum purchase or sale of any specific number of shares of Class A common stock.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 3 of the accompanying prospectus for information regarding risks you should consider before investing in our Class A common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	Per Share of Class A Common Stock	Total(2)
Offering price	$1.7630	$25,000,001.13
Placement agent fees(1)	$0.1234	$1,750,000.08
Proceeds to us (before expenses)	$1.6396	$23,250,001.05

(1)

We have also agreed to (i) issue to the placement agent (or its designees) warrants to purchase shares of Class A common stock as described under “Plan of Distribution” on page S-11 of this prospectus supplement, (ii) pay the placement agent a management fee equal to 1.00% of the gross proceeds of this offering, (iii) pay non-accountable expenses of the placement agent in the amount of $85,000.00, and (iv) $15,950.00 for clearing fees. For additional information about the compensation to be paid to the placement agent, see “Plan of Distribution.”

(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in the concurrent private placement.

We expect that delivery of shares of the Class A common stock being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or about March 11, 2022.

H.C. Wainwright & Co.

The date of this prospectus supplement is March 9, 2022

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference herein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying prospectus was filed as part of our registration statement on Form S-3 (Registration No. 333-230471) with the Securities and Exchange Commission (the “SEC”) on March 22, 2019, as part of a “shelf” registration process. Under the shelf registration process, we may sell any combination of Class A common stock and preferred stock in one or more offerings. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the securities being offered under this prospectus supplement. This prospectus supplement may supplement, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference therein.

Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We are not, and the sales agent is not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our Class A common stock, you should carefully read the registration statement described in the accompanying prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, as well as this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Documents We Incorporate by Reference.”

Except as expressly stated or as the context otherwise requires, the terms “we,” “us,” “our,” “USWS,” and the “Company” refer to U.S. Well Services, Inc. and its subsidiaries.

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements usually relate to future events, conditions and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. All statements, other than statements of historical information, should be deemed to be forward-looking statements. Forward-looking statements are often identified by words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plans,” “may,” “should,” “would,” “foresee,” or the negative thereof. The absence of these words, however, does not mean that these statements are not forward-looking. These statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include:

•

geological, operating and economic factors and changes in prices and market conditions, including changes in expected or realized oil and gas prices and demand for oilfield services and changes in supply or demand for maintenance, repair and operating products, equipment and service;

•	the effectiveness of management’s strategies and decisions;

•	our ability to obtain financing, raise capital and continue as a going concern;

•	our ability to implement our internal growth and acquisition growth strategies;

•	general economic and business conditions specific to our primary customers;

•	our ability to collect accounts receivable;

•	compliance with our debt agreements and equity-related securities;

•	volatility in market prices;

•	our ability to satisfy the continued listing requirements of Nasdaq with respect to our Class A common stock and warrants or to cure any continued listing standard deficiency with respect thereto;

•	changes in government regulations;

•	our ability to effectively integrate businesses we may acquire;

•	new or modified statutory or regulatory requirements;

•	availability of materials and labor;

•	inability to obtain or delay in obtaining government or third-party approvals and permits;

•	non-performance by third parties of their contractual obligations;

•	unforeseen hazards such as natural disasters, catastrophes and severe weather conditions, including floods, hurricanes and earthquakes;

•	public health crises, such as a pandemic, including the recent COVID-19 pandemic and new and potentially more contagious variants of COVID-19;

•	acts of war or terrorist acts and the governmental or military response thereto;

•	cyberattacks adversely affecting our operation; and

•	potential dilution resulting from the exercise or conversion of outstanding convertible securities.

S-iii

This prospectus supplement identifies other factors that could cause such differences. See “Risk Factors.” We cannot assure you that these are all of the risks and uncertainties that could cause actual results to vary materially from the forward-looking statements. Risks and uncertainties that could cause or contribute to such differences also include, but are not limited to, those discussed in our filings with the SEC, including under “Risk Factors” in our Annual Report on Form 10-K/A filed with the SEC on May 17, 2020 and in our subsequently filed Quarterly Reports on Form 10-Q. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We assume no obligation and do not intend to update these forward-looking statements.

S-iv

SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus supplement and the accompanying prospectus, as well as the information to which we refer you and the information incorporated by reference herein and therein, before deciding whether to invest in our Class A common stock.

U.S. Well Services, Inc.

Overview

We are one of the pioneer companies in developing the electric pressure pumping industry. We are based in Houston, Texas and provide our services to oil and natural gas exploration and production (“E&P”) companies in the United States. We are one of the first companies to develop and commercially deploy electric-powered pressure pumping technology (“Clean Fleet®”), which we believe is an industry-changing technology. Our Clean Fleet® technology has a demonstrated track record for successful commercial operation, with over 29,900 electric pressure pumping stages completed since the first Clean Fleet® was deployed in July 2014. Our Clean Fleet® technology is supported by an intellectual property portfolio, consisting of 62 granted patents and an additional 201 pending patents. We believe that the following characteristics of the Clean Fleet® technology provide the Company with a distinct competitive advantage:

•	Industry Leading Environmental Profile

•	Reduced Fuel Costs

•	Enhanced Wellsite and Community Safety Profile

•	Lower Cost of Ownership

•	Superior Operational Efficiency Profile

Since our announcement in May 2021 of our commitment to becoming an all-electric pressure pumping services provider, we have sold most of our legacy, diesel-powered pressure pumping equipment. We currently have five electric fleets representing 320,640 hydraulic horsepower.

Currently, we provide our services in the Appalachian Basin and the Permian Basin. We have demonstrated the capability to expeditiously deploy our fleets to new oil and gas basins when requested by customers. Our customers include EQT Corporation, Range Resources, Olympus Energy and other leading E&P companies.

Our Clean Fleet® electric fleets are among the most reliable and highest performing fleets in the industry, with the capability to meet the most demanding pressure and pump rate requirements. We operate in many of the active shale and unconventional oil and natural gas basins of the United States and our clients benefit from the performance and reliability of our equipment and personnel. Specifically, all our fleets operate on a 24-hour basis and have the ability to withstand high utilization rates, which results in more efficient operations.

We were originally formed in March 2016 as a special purpose acquisition company under the name Matlin & Partners Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On November 9, 2018, we completed a business combination with USWS Holdings (the “Business Combination”). As part of the Business Combination, we changed our name from Matlin & Partners Acquisition Corporation to U.S. Well Services, Inc. Following the completion of the Business Combination, substantially all of our assets and operations are held and conducted by USWS Holdings and its subsidiaries, including U.S. Well Services,

LLC, and our only assets are equity interests in USWS Holdings. We are the sole manager and sole member of USWS Holdings.

Corporate Information

Our principal executive offices are located at 1360 Post Oak Blvd., Suite 1800, Houston, Texas 77056 and the telephone number of our principal executive offices is 832-562-3730. Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “USWS.” To find more information about us, please see the sections entitled “Where You Can Find More Information” and “Documents We Incorporate by Reference.”

The Offering

Issuer	U.S. Well Services, Inc.

Class A common stock offered by us	14,180,375 shares of Class A common stock

Offering price	$1.763

Class A common stock to be outstanding after this offering	77,093,277

Concurrent private placement	In a concurrent private placement, we are selling to the purchasers of our Class A common stock offered under this prospectus supplement, Warrants to purchase up to an aggregate of 14,180,375 shares of our Class A common stock. The Warrants will be exercisable immediately upon issuance at an exercise price of $1.763 per share and will expire on the three and one-half year anniversary of the date that the Warrants initially become exercisable. The Warrants and the shares of our Class A common stock issuable upon the exercise of the Warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See “Private Placement of Warrants.”

Placement agent warrant	Warrants to purchase up to 992,626 shares of Class A common stock at $2.2038 per share will be issued to the placement agent (or its designees) as partial compensation for its services in connection with this offering. The placement agent warrants and the shares of our Class A common stock issuable upon the exercise of the placement agent warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Use of proceeds	We currently plan to use the net proceeds from this offering for general corporate purposes, including the funding of certain capital expenditures. Please read “Use of Proceeds” in this prospectus supplement for more information.

Exchange listing	Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “USWS.”

Risk factors	Investing in our Class A common stock involves risks. Please read “Risk Factors” on page S-5 of this prospectus supplement, page 3 of the accompanying prospectus and in the documents that we have incorporated by reference, as well as the other cautionary statements throughout this prospectus supplement and the accompanying prospectus, for a discussion of factors you should carefully consider before deciding to invest in our Class A common stock.

The number of shares of our Class A common stock to be outstanding after this offering is based on 62,912,902 shares of our Class A common stock outstanding as of March 9, 2022, and excludes as of such date:

•

250,649 shares of Class A common stock issuable upon exercise of options outstanding under our Amended and Restated 2018 Stock Incentive Plan, at a weighted-average exercise price of approximately $31.19 per share;

•

13,953,488 shares of our Class A common stock issuable upon the exercise of outstanding warrants to purchase shares of our Class A common stock with a weighted-average exercise price of $1.10 per share;

•

1,046,512 shares of our Class A common stock issuable upon the exercise of outstanding warrants to purchase shares of our Class A common stock with a weighted-average exercise price of $1.29 per share;

•	6,222,218 shares of Class A common stock issuable upon the exercise of our outstanding warrants with a weighted average exercise price of $26.81 per share;

•	2,738,203 shares of Class A common stock issuable upon the exercise of our outstanding warrants with a weighted average exercise price of $40.25 per share;

•	1,544,720 shares of Class A common stock reserved for future issuance under our Amended and Restated 2018 Stock Incentive Plan;

•	1,123,362 shares of Class A common stock reserved for the conversion of Series A Convertible Preferred Stock;

•	29,271,740 shares of Class A common stock reserved for the conversion of our 2021 convertible senior notes;

•

14,180,375 shares of Class A common stock issuable upon the exercise of the warrants to be issued in the concurrent private placement, at an exercise price of $1.763 per share, see “Private Placement of Warrants”; and

•

992,626 shares of Class A common stock issuable upon the exercise of the warrants to be issued to the placement agent as compensation in connection with this offering, at an exercise price of $2.2038 per share.

RISK FACTORS

You should carefully consider the risks described below together with the risk factors described in reports we file with the SEC and incorporated by reference into the accompanying prospectus, as well as all of the other information in, and incorporated by reference into, this prospectus supplement and the accompanying prospectus, including in our Annual Report on Form 10-K for the year ended December 31, 2020, as amended, and our subsequent Quarterly Reports on Form 10-Q, before you decide to invest in our Class A common stock. If any of the risks actually occur, our business, financial condition or results of operations could suffer. In that event, you may lose all or part of your investment in the Class A common stock.

Risks Related to this Offering

You will experience immediate and substantial dilution in the book value per share of the Class A common stock you purchase.

Since the price per share of our Class A common stock being offered is substantially higher than the net tangible book value per share of our Class A common stock, you will suffer substantial dilution with respect to the net tangible book value of the Class A common stock you purchase in this offering. Based on the offering price of $1.763 per share and a net tangible book value of our Class A common stock of approximately $(103,346,000), or approximately $(1.97) per share, as of September 30, 2021, if you purchase shares of Class A common stock in this offering, you will suffer immediate and substantial dilution of approximately $2.97 per share in the net tangible book value of the Class A common stock. In the event that you exercise the Warrants, you will experience additional dilution to the extent that the exercise price of these Warrants is higher than the net tangible book value per share of our Class A common stock. If we issue additional Class A common stock, or securities convertible into or exchangeable or exercisable for Class A common stock, our stockholders, including investors who purchase shares of Class A common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our Class A common stock. We may not be able to sell shares or other shares of Class A common stock in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. See “Dilution” on page S-8 for a more detailed discussion of the dilution you will incur in connection with this offering.

We have broad discretion to determine how to use the proceeds raised in this offering, and we may not use the proceeds effectively.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the net proceeds from this offering in ways with which you may not agree or that do not yield a favorable return. We intend to use the net proceeds from this offering for general corporate purposes, which will include the funding of certain capital expenditures. If we do not invest or apply the proceeds of this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

There is no public market for the Warrants to purchase shares of Class A common stock being offered in the concurrent private placement.

There is no established public trading market for the Warrants being offered in the concurrent private placement, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited. The Warrants in the concurrent private placement will be issued in physical form.

This offering may cause the trading price of our Class A common stock to decrease.

The price per share, together with the number of shares of Class A common stock we issue if this offering is completed, may result in an immediate decrease in the market price of our Class A common stock. This decrease may continue after the completion of this offering.

This offering is being conducted on a “best efforts” basis.

The placement agent is offering the shares on a “best efforts” basis, and the placement agent is under no obligation to purchase any shares for its own account. The placement agent is not required to sell any specific number or dollar amount of shares of Class A common stock in this offering but will use its best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

USE OF PROCEEDS

We expect the net proceeds from this offering will be approximately $22,791,551.04, after deducting placement agent fees and expenses and our estimated offering expenses, and not including the proceeds, if any, from the exercise of the Warrants issued in this offering and the exercise of the Warrant issued to the placement agent. We expect to use the net proceeds from this offering for general corporate purposes, which will include the funding of certain capital expenditures.

DILUTION

If you invest in the securities being offered by this prospectus supplement, your interest will be diluted immediately to the extent of the difference between the offering price per share and the adjusted net tangible book value per share of our Class A common stock after this offering.

The net tangible book value of our Class A common stock as of September 30, 2021, was approximately $(103,346,000), or approximately $(1.97) per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our Class A common stock outstanding as of September 30, 2021. Dilution per share to new investors represents the difference between the effective amount per share paid by purchasers for each share of Class A common stock in this offering and the net tangible book value per share of our Class A common stock immediately following the completion of this offering.

Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers in this offering and the net tangible book value per share of our Class A common stock immediately after this offering. After giving effect to the sale of 14,180,375 shares of Class A common stock in this offering at the offering price of $1.763 per share, and after deducting the placement agent fee and expenses and estimated offering expenses for the offering, our as adjusted net tangible book value as of September 30, 2021 would have been approximately $(1.21) per share of Class A common stock. This represents an immediate increase in as adjusted net tangible book value of $0.42 per share to our existing stockholders and an immediate dilution of $2.97 per share to investors purchasing shares of Class A common stock in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share	$1.763
Net tangible book value per share at September 30, 2021	$(1.97)
Increase to net tangible book value per share attributable to investors purchasing our Class A common stock in this offering	$0.76
As adjusted net tangible book value per share as of September 30, 2021, after giving effect to this offering	$(1.21)
Dilution of as adjusted net tangible book value per share to investors purchasing our Class A common stock in this offering	$2.97

The number of shares of our Class A common stock to be outstanding after this offering is based on 52,352,178 shares of our Class A common stock outstanding as of September 30, 2021, and excludes as of such date:

•

250,649 shares of Class A common stock issuable upon exercise of options outstanding under our Amended and Restated 2018 Stock Incentive Plan, at a weighted-average exercise price of approximately $31.19 per share;

•

13,953,488 shares of our Class A common stock issuable upon the exercise of outstanding warrants to purchase shares of our Class A common stock with a weighted-average exercise price of $1.10 per share;

•

1,046,512 shares of our Class A common stock issuable upon the exercise of outstanding warrants to purchase shares of our Class A common stock with a weighted-average exercise price of $1.29 per share;

•	6,222,218 shares of Class A common stock issuable upon the exercise of our outstanding warrants with a weighted average exercise price of $26.81 per share;

•	2,738,203 shares of Class A common stock issuable upon the exercise of our outstanding warrants with a weighted average exercise price of $40.25 per share;

•	1,544,720 shares of Class A common stock reserved for future issuance under our Amended and Restated 2018 Stock Incentive Plan;

•	1,123,362 shares of Class A common stock reserved for the conversion of Series A Convertible Preferred Stock;

•	29,271,740 shares of Class A common stock reserved for the conversion of our 2021 convertible senior notes;

•

14,180,375 shares of Class A common stock issuable upon the exercise of the warrants to be issued in the concurrent private placement, at an exercise price of $1.763 per share, see “Private Placement of Warrants”; and

•

992,626 shares of Class A common stock issuable upon the exercise of the warrants to be issued to the placement agent as compensation in connection with this offering, at an exercise price of $2.2038 per share.

PRIVATE PLACEMENT OF WARRANTS

Concurrently with the closing of the sale of shares of Class A common stock in this offering, the purchasers will receive unregistered warrants to purchase up to an aggregate of 14,180,375 shares of our Class A common stock, at an initial exercise price equal to $1.763 per share.

Each Warrant shall be exercisable on the issuance date and have a term of exercise equal to three and one-half years from the date on which first exercisable. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% subject to the holder’s election) of the number of shares of our Class A common stock outstanding immediately after giving effect to such exercise.

The Warrants provide that in the event of certain enumerated fundamental transactions, each holder of Warrants will have the option to require us to purchase its Warrants for the Black-Scholes value of the Warrants with the same type and form of consideration that is payable in connection with the applicable fundamental transaction. In addition, if at the time of the exercise of the Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for, the resale of the shares of Class A common stock underlying the Warrants, then the Warrants may be exercised by means of a “cashless exercise.”

Such securities will be issued and sold without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(a)(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. Accordingly, the investors may exercise those Warrants and sell the underlying shares only pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act, or another applicable exemption under the Securities Act.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated March 8, 2022, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our shares of Class A common stock pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our shares of Class A common stock in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our shares of Class A common stock or the private placement warrants, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with the offering.

We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell our shares of Class A common stock to investors who have entered into securities purchase agreements.

We expect to deliver the shares of our Class A common stock being offered pursuant to this prospectus supplement and accompanying prospectus on or about March 11, 2022, subject to satisfaction of customary closing conditions.

At closing, we have agreed to pay the placement agent a total cash fee equal to 7.00% of the gross proceeds of this offering and the concurrent private placement and a management fee equal to 1.0% of the gross proceeds of this offering and the concurrent private placement. We will also pay the placement agent non-accountable expenses in the amount of $85,000.00 and $15,950 for clearing fees. In addition, we have agreed to issue to the placement agent (or its designees) warrants to purchase up to 7.00% of the aggregate number of shares of Class A common stock sold in this offering, or 992,626 shares. The placement agent warrants will have an exercise price of $2.2038, or 125% of the offering price for the shares of Class A common stock sold in this offering and will otherwise have substantially the same terms as the Warrants sold to the investors in the concurrent private placement. Neither the placement agent warrants nor the shares of our Class A common stock issuable upon exercise thereof are being registered hereby.

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $123,450. After deducting the fees and expenses due to the placement agent and our estimated expenses in connection with this offering, we expect the net proceeds from this offering will be approximately $22,791,551.04 million.

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

The placement agent and its affiliates have provided, and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received, and may in the future receive, customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any further services.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities

Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of Class A common stock by the placement agent acting as principal. Under these rules and regulations, the placement agent:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

LEGAL MATTERS

Porter Hedges LLP, Houston, Texas, will issue opinions about the validity of the Class A common stock and various legal matters in connection with the offering on our behalf.

EXPERTS

The consolidated financial statements of U.S. Well Services, Inc. as of December 31, 2020 and 2019, and for the years then ended, have been incorporated by reference herein in reliance upon the report of KPMG, LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Exchange Act. You may read copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

This prospectus supplement and the accompanying prospectus form part of a registration statement we have filed with the SEC relating to, among other things, the Class A common stock. As permitted by SEC rules, this prospectus supplement and the accompanying prospectus do not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Class A common stock. The statements this prospectus supplement and the accompanying prospectus make pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions, and we qualify them in their entirety by reference to those exhibits for complete statements of their provisions. The registration statement, exhibits and schedules are available through the SEC’s website.

DOCUMENTS WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus, and the information that we subsequently file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the Company’s documents listed below and any future filings (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

•

Our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020, filed with the SEC on May  17, 2021, including the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 13, 2021, incorporated by reference therein (File No. 001-38025);

•

Our Quarterly Reports on Form 10-Q, for the period ended September 30, 2021, filed with the SEC on November 12, 2021, for the period ended June 30, 2021, filed with the SEC on August 12, 2021, and for the period ended March 31, 2021, filed with the SEC on May 17, 2021 (File No. 001-38025);

•	Our Current Reports on Form 8-K, filed with the SEC on March 4, 2022, February 2, 2022, October 27, 2021, October 6, 2021, October 1, 2021, September 17, 2021, September 10, 2021, August 26, 2021,

August  20, 2021, August  13, 2021, July  16, 2021, July  6, 2021, June  28, 2021, June  4, 2021, May  27, 2021, May  17, 2021, May  12, 2021, February 24, 2021 (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, of any such Current Report on Form 8-K) (File No. 001-38025); and

•

Description of our Class  A common stock and outstanding warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 7, 2017 (File No. 001-38025) and any amendment or report filed for purposes of updating that description.

You may obtain copies of these documents, other than exhibits, free of charge on our website, www.uswellservices.com, as soon as reasonably practicable after they have been filed with the SEC and through the SEC’s website, www.sec.gov. You can also request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

U.S. Well Services, Inc.

Attn: Corporate Secretary

1360 Post Oak Boulevard, Suite 1800

832-562-3730

Houston, Texas 77056

PROSPECTUS

$400,000,000

U.S. Well Services, Inc.

Class A Common Stock

Preferred Stock

We may offer from time to time, in one or more offerings, Class A common stock and preferred stock. We may also offer Class A common stock upon conversion of preferred stock.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $400,000,000.

Our Class A common stock and our outstanding warrants are listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the symbols “USWS” and “USWSW,” respectively. On March 21, 2019, the closing price of our Class A common stock and outstanding warrants were $8.28 and $1.0653, respectively.

Investing in these securities involves risks. Please read carefully “Risk Factors” beginning on page 3 of this prospectus for a discussion of the risks you should consider before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 22, 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $400,000,000 of the securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific terms, amounts and prices of the securities being offered and the terms of the offering. Any dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (referred to as the Securities Act in this prospectus). The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “U.S. Well Services,” “the “Company,” “we,” “us,” “our” and similar terms refer to U.S. Well Services, Inc. and its consolidated subsidiaries and references to “USWS Holdings” refer to USWS Holdings LLC, a subsidiary of U.S. Well Services, Inc.

ii

ABOUT U.S. WELL SERVICES, INC.

We are a growth-oriented and technology-focused oilfield service company focused exclusively on hydraulic fracturing for oil and natural gas exploration and production companies in the United States. We are one of the first companies to develop and commercially deploy electric powered hydraulic fracturing technology, which we believe is an industry changing technology. Currently, we provide our services in the Appalachian Basin, the Eagle Ford, and the Permian Basin. We have demonstrated the capability to expeditiously deploy our fleets to new oil and gas basins when requested by customers. Our senior management team has extensive industry experience providing pressure pumping services to exploration and production companies across North America.

We were originally formed in March 2016 as a special purpose acquisition company under the name Matlin & Partners Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On November 9, 2018, we completed an initial business combination with USWS Holdings (the “Business Combination”). As part of the Business Combination, we changed our name from Matlin & Partners Acquisition Corporation to U.S. Well Services, Inc. Following the completion of the Business Combination, substantially all of our assets and operations are held and conducted by USWS Holdings and its subsidiaries, including U.S. Well Services, LLC, and our only assets are equity interests in USWS Holdings. We own a majority of the economic and voting interests of USWS Holdings and are the sole manager of USWS Holdings.

Additional Information

Our principal executive office is located at 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056 and our telephone number is (832) 562-3730.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference herein within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	fluctuations in the U.S. and/or global debt or equity markets;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•

other risks and uncertainties set forth in this prospectus or in any applicable prospectus supplement, as well as those risk factors set out under the heading “Risk Factors” and in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and in our other filings with the SEC.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than information furnished rather than filed), which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. These purposes may include:

•	working capital;

•	repayment or refinancing of debt;

•	capital expenditures;

•	acquisitions; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

We have authorized 440,000,000 shares of capital stock, consisting of (i) 430,000,000 shares of common stock, including (1) 400,000,000 shares of Class A common stock, (2) 20,000,000 shares of Class B common stock, and (3) 10,000,000 shares of Class F common stock, par value $0.0001 per share (the “Class F common stock”), and (ii) 10,000,000 shares of preferred stock. As of March 21, 2019, we had: (i) 43 holders of record of Class A common stock and 50,667,132 shares of Class A common stock outstanding; (ii) 20 holders of record of Class B common stock and 13,397,332 shares of Class B common stock outstanding; (iii) no shares of Class F common stock outstanding; and (iv) no shares of preferred stock outstanding. All of the shares of our Class F common stock that were not forfeited in connection with the Business Combination were converted into shares of Class A common stock on a one-for-one basis at the closing of the Business Combination.

Class A Common Stock

Holders of the Class A common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in our Second Amended and Restated Charter (including any certificate of designation of preferred stock) or the bylaws of the Company, or as required by applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A common stock.

Holders of Class A common stock are entitled to receive dividends from the Company when, as and if declared by the Board of Directors (“Board”).

Class B Common Stock

In connection with the Business Combination, and pursuant to the Merger and Contribution Agreement, dated as of July 13, 2018, and amended on August 9, 2018, and further amended on November 2, 2018 (as amended, the “Merger and Contribution Agreement”), with MPAC Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), USWS Holdings, certain owners of equity interests in USWS Holdings (the “Blocker Companies”) and, solely for purposes described therein, the seller representative named therein, the Company issued 14,546,755 shares of Class B common stock to certain owners of equity interests in USWS Holdings other than the Blocker Companies (the “Non-Blocker USWS Members”). Non-Blocker USWS Members were issued units of USWS Holdings and an equal number of shares of Class B common stock. The Non-Blocker USWS Members collectively own all of our outstanding shares of Class B common stock. We expect to maintain a one-to-one ratio between the number of outstanding shares of Class B common stock and the number of units of USWS held by persons other than the Company, so holders of units of USWS (other than the Company) will have a voting interest in the Company that is proportionate to their economic interest in USWS Holdings.

Class B common stock represent a non-economic interest in the Company. The Second Amended and Restated Charter provides that the number of authorized shares of Class B common stock is 20,000,000.

Shares of Class B common stock (i) may be issued only in connection with the issuance by USWS Holdings of a corresponding number of units of USWS and only to the person or entity to whom such units of USWS are issued and (ii) may be registered only in the name of (1) a person or entity to whom shares of Class B common stock are issued as described above, (2) its successors and assigns, (3) their respective permitted transferees or (4) any subsequent successors, assigns and permitted transferees. A holder of shares of Class B common stock may transfer shares of Class B common stock to any transferee (other than the Company) only if, and only to the extent permitted by the Amended and Restated Limited Liability Company Agreement of USWS Holdings (the “A&R USWS Holdings LLC Agreement”), such holder also simultaneously transfers an equal number of such holder’s units of USWS to the same transferee in compliance with the A&R USWS Holdings LLC Agreement. Shares of Class B common stock (together with the same number of units of USWS) may be exchanged for shares of Class A common stock as provided in the A&R USWS Holdings LLC agreement.

Holders of shares of our Class B common stock will vote together as a single class with holders of shares of our Class A common stock on all matters properly submitted to a vote of the stockholders. In addition, holders of shares of Class B common stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of our Second Amended and Restated Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock.

Holders of Class B common stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. There are no sinking fund provisions applicable to the Class B common stock. No shares of Class B common stock are being issued or registered in this offering.

Preferred Stock

Our Second Amended and Restated Charter authorizes 10,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the amendment or any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered.

Dividends

We have not paid any cash dividends on our Class A common stock to date and do not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends is dependent upon our revenues and earnings, capital requirements and general financial condition, and is within the discretion of the Board. Holders of Class B common stock will not be entitled to any dividends from the Company.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, which means that the holders of more than 50% of the shares voted for the election of directors are entitled to elect all of the directors.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on Nasdaq and trade under the symbol “USWS”.

Outstanding Warrants

We issued (i) an aggregate of 32,500,000 warrants to purchase shares of our Class A common stock pursuant to the warrant agreement entered into in connection with our initial public offering and (ii) an aggregate of 15,500,000 warrants to purchase shares of our Class A common stock issued in a private placement that closed simultaneously with the closing of our initial public offering. As of March 21, 2019, there were 37,135,609 outstanding warrants exercisable for 18,567,805 shares of our Class A common stock. Our outstanding warrants are listed on Nasdaq and trade under the symbol “USWSW.”

Each outstanding warrant entitles the registered holder to purchase one-half of one share of our Class A common stock at a price of $5.75 per half share, subject to adjustment. The outstanding warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may call the outstanding warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•

if, and only if, the last sale price of our Class A common stock equals or exceeds $24.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If we call the warrants for redemption as described above, we will have the option to require all holder that wish to exercise warrants to do so on a “cashless basis.” If we take advantage of this option, each holder would pay the exercise price by surrendering the warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and we do not take advantage of this option, Matlin & Partners Acquisition Sponsor LLC and its permitted transferees would still be entitled to exercise their warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. The warrants issued in the private placement that closed simultaneously with the closing of our initial public offering will not be redeemable by us so long as they are held by the initial holders or their permitted transferees. If holders of such private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price, the redemption price and number of shares of Class A common stock issuable on exercise of the outstanding warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of Class A common shares issuable on exercise of the warrants will not be adjusted for issuances of Class A common stock at a price below the warrant exercise price.

The outstanding warrants were issued in registered form under a Warrant Agreement between our transfer agent (in such capacity, the “Warrant Agent”), and the Company (the “Warrant Agreement”). The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by our stockholders.

No outstanding warrants will be exercisable unless at the time of exercise a prospectus relating to Class A common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period and the Class A common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares of Class A common stock will be issued upon exercise of the outstanding warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of Class A common stock, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise;

•	through at-the-market sales or block trades;

•	through a combination of any such methods of sale; and

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth any managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may enter into agreements with agents, underwriters or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of U.S. Well Services, Inc. as of December 31, 2018 and 2017 and for the year ended December 31, 2018 (Successor), for the periods of February 2, 2017 to December 31, 2017 (Successor), January 1, 2017 to February 1, 2017 (Predecessor), and for the year ended December 31, 2016 (Predecessor), have been incorporated herein by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2018, in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The audit report covering the December 31, 2018 consolidated financial statements refers to a new basis for presentation and the accompanying consolidated financial statements for the Successor periods includes assets acquired and liabilities assumed that were recorded at fair value having carrying amounts not comparable with prior periods as discussed in note 4 to the consolidated financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.uswellservices.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless we expressly provide to the contrary):

(1)	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019 (File No. 001-38025);

(2)	Current Reports on Form 8-K filed with the SEC on January 4, 2019 and March 20, 2019 (File No. 001-38025); and

(3)	The description of our Class A common stock and outstanding warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 7, 2017 (File No. 001-38025).

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such we expressly provide to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

U.S. Well Services, Inc.

Attn: Secretary

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

U.S. Well Services, Inc.

14,180,375 shares of Class A Common Stock

Prospectus Supplement

H.C. Wainwright & Co.

March 9, 2022